UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

512 Bridge Street, Danville, VA 24541
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On June 14, 2006, in connection with the announcement of a delay in filing its Annual Report of Form 10-K, the Company issued a press release containing certain information regarding the Company’s results of operations for the fiscal year ended March 31, 2006.  The description in the press release is not intended as a complete discussion or analysis of results of operations for the periods covered.  The Company estimates that it will be in a position to file its Annual Report on Form 10-K for the year ended March 31, 2006 on or about June 29, 2006, and such report will contain a more complete discussion and analysis of the Company’s results of operations.

A copy of the press release is attached hereto as Exhibit 99.1.  The information contained in the press release shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific release in such a filing.

ITEM 2.06	MATERIAL IMPAIRMENTS.

In connection with a routine SEC comment letter, the Company has recently determined it has separate regional operating segments, in accordance with Statement of Financial Accounting Standards (“SFAS”) No.131, Disclosures about Segments of an Enterprise and Related Information. Pursuant to SFAS No. 131 the Company has aggregated its operating segments except for South America, into one reportable segment, and will provide the required disclosures for these two reportable segments. In accordance with SFAS No.142 Goodwill and Other Intangible Assets, the Company has determined that the reporting unit will be at the operating segment level. Under SFAS No. 142 the Company is required to appropriately allocate the previously reported enterprise goodwill to operating segments and test for impairment as of January 1, 2006, the annual testing date. The first step in this annual test indicated a potential impairment for certain of the operating segments. As part of Step 2, an independent third party has been engaged to complete valuations used in the impairment testing process.  Until this work is completed, the Company will not be able to determine the extent of its non-cash goodwill impairment charge for fiscal year 2006, which will have a material impact on its results.

At this time, the Company cannot reasonably estimate the extent of goodwill and asset impairment charges that will be recognized during the 2006 fiscal year.  However, the Company expects to recognize substantial non-cash charges for both goodwill and asset impairment. As a result, the Company expects to report a substantial net loss for the 2006 fiscal year, compared to $13.3 million of net income for the prior fiscal year.  All of the goodwill and asset impairment charges that will be recognized during the 2006 fiscal year will be discussed in more detail in the Company’s Annual Report on Form 10-K, which the Company expects to file on or before June 29, 2006.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 14, 2006, the Company issued a press release announcing that it will be unable to file its Annual Report on Form 10-K for the fiscal year end March 31, 2006 within the prescribed time period without unreasonable effort or expense.

A copy of the press release is attached hereto as Exhibit 99.1.  The information contained in the press release shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific release in such a filing.

ITEM 9.01	Financial Statements and Exhibits

( c )	Exhibits

Exhibit No.	Description
99.1	Press release dated June 14, 2006

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Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2006	Alliance One International, Inc.
(Registrant)

By: /s/ James A. Cooley
______________________________________________
James A. Cooley
Executive Vice President - Chief Financial Officer

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Alliance One International, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

99.1	Press Release, dated June 14, 2006………………	5 - 6

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